UnitedHealth Group Reports Second Quarter 2023 Results
•Revenues of $92.9 Billion Grew 16% Year-Over-Year
•Earnings from Operations Grew 13%
•Cash Flows from Operations were $11.0 Billion
•Earnings were $5.82 Per Share, Adjusted Earnings $6.14 Per Share
MINNETONKA, Minn. (July 14, 2023) – Strong and well-balanced growth continued across UnitedHealth Group (NYSE: UNH) in the second quarter of 2023.

“Our diverse health care capabilities and dedicated colleagues are enabling us to meet the needs of more people in more ways, driving substantial growth and expanding our opportunities to serve well into the future,” said Andrew Witty, chief executive officer of UnitedHealth Group.

Growth in the second quarter was balanced across the company’s businesses. Based upon the first half performance as well as durable growth and operating expectations, the company strengthened the range of its full year net earnings outlook to $23.45 to $23.75 per share and adjusted net earnings to $24.70 to $25.00 per share.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2023	2022	2023
Revenues	$92.9 billion	$80.3 billion	$91.9 billion
Earnings from Operations	$8.1 billion	$7.1 billion	$8.1 billion
Net Margin	5.9%	6.3%	6.1%

•UnitedHealth Group’s second quarter 2023 revenues grew 16% to $92.9 billion year-over-year, including double-digit growth at both Optum and UnitedHealthcare.
•Second quarter 2023 earnings from operations were $8.1 billion, an increase of 13%, with strong contributions from Optum and UnitedHealthcare even as the company continued to invest to support growth.
•The second quarter 2023 medical care ratio at 83.2% compared to 81.5% last year, driven by previously noted outpatient care activity, primarily among seniors, and business mix. Days claims payable were 48.2, compared to 47.8 in the first quarter 2023 and 50.6 in the second quarter 2022. Favorable medical reserve development of $480 million compared to $470 million in the first quarter 2023 and $890 million in the year-ago second quarter.
•The second quarter 2023 operating cost ratio of 14.9% increased from 14.6% last year due to business mix and the company’s continued investments to accelerate and support future opportunities, partially offset by continued productivity improvements.
•Cash flows from operations for the second quarter 2023 were $11.0 billion or 2-times net income and $10.4 billion or 1.8-times net income adjusted for CMS payment timing. The company returned $4.8 billion to shareholders in the second quarter through dividends and share repurchases and increased its annual dividend rate by 14% in June. Return on equity of 26.8% in the quarter reflected the company’s consistent, broad-based earnings profile and efficient capital structure.

UnitedHealthcare provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value customers and consumers receive by improving health and wellness, enhancing the quality of care received, simplifying the health care experience and reducing the total cost of care.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2023	2022	2023
Revenues	$70.2 billion	$62.1 billion	$70.5 billion
Earnings from Operations	$4.4 billion	$3.9 billion	$4.3 billion
Operating Margin	6.2%	6.2%	6.2%

•UnitedHealthcare second quarter revenues grew 13% to $70.2 billion, reflecting growth in the number of people served, and operating earnings grew 13% to $4.4 billion.
•Year-to-date, total people served by UnitedHealthcare with medical benefits has increased by over 1.1 million, with growth across the company’s commercial and public sector program offerings. The number of consumers served with commercial benefit offerings grew by nearly 500,000 in the first half of 2023, reflecting the company’s focus on innovative and affordable benefit plans. The number of people served by the company’s senior and community offerings grew by 625,000 due to responsive product and benefit designs tailored to meet the specific needs of senior populations and people who often are underserved and have limited economic resources.

Optum’s health services businesses serve the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, analytics and technology to yield clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing care costs and improving the consumer experience.

Quarterly Financial Performance
	Three Months Ended
	June 30,	June 30,	March 31,
	2023	2022	2023
Revenues	$56.3 billion	$45.1 billion	$54.1 billion
Earnings from Operations	$3.7 billion	$3.3 billion	$3.7 billion
Operating Margin	6.6%	7.3%	6.9%

•Optum second quarter revenues grew 25% to $56.3 billion and operating earnings grew 13% to $3.7 billion. Operating margin of 6.6% compares to 7.3% in the prior year, reflecting investments in services provided to patients and customers to support growth.
•Optum Health revenue per consumer served increased 33% over last year, driven by growth of more than 900,000 patients served under value-based care arrangements and the continued expansion of the types and levels of care services offered. The operating results reflect the previously noted higher care activity patterns and continued investments to improve patient health outcomes and support growth.
•Optum Insight revenue backlog increased nearly $8 billion to over $31 billion, compared to a year ago, in part due to the addition of Change Healthcare and growth in its comprehensive managed services offerings for health systems. Optum Insight continues to focus on building and expanding upon offerings to meet the increasing needs of care providers and health plans.
•Optum Rx revenue growth of 15% in the second quarter resulted from strong growth in serving new clients, expanding membership of existing clients and double-digit growth across its home delivery, specialty, infusion, and community-based pharmacy offerings. Adjusted scripts grew to 381 million compared to 357 million last year.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow @UnitedHealthGrp on Twitter.
Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be on the Investor Relations page and at https://uhg.com/Replay through July 28, 2023. This earnings release and the Form 8-K dated July 14, 2023, can also be accessed from the Investor Relations page of the company’s website.
Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.
Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; risks and uncertainties associated with our businesses providing pharmacy care services; competitive pressures, including our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; failure to achieve targeted operating cost productivity improvements; failure to develop and maintain satisfactory relationships with health care payers, physicians, hospitals and other service providers; the impact of potential changes in tax laws and regulations; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to complete, manage or integrate strategic transactions; risks associated with public health crises arising from large-scale medical emergencies, pandemics, natural disasters and other extreme events; failure to attract, develop, retain, and manage the succession of key employees and executives; our investment portfolio performance; impairment of our goodwill and intangible assets; failure to protect proprietary rights to our databases, software and related products; downgrades in our credit ratings; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock.
This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations, more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.
# # #

Investor Contact:	Media Contact:
Zack Sopcak	Eric Hausman
952-936-7215	952-936-3963
zack.sopcak@uhg.com	eric.hausman@uhg.com

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended June 30, 2023

•Condensed Consolidated Statements of Operations
•Condensed Consolidated Balance Sheets
•Condensed Consolidated Statements of Cash Flows
•Supplemental Financial Information - Businesses
•Supplemental Financial Information - Business Metrics
•Reconciliation of Non-GAAP Financial Measures

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Premiums	$72,474	$63,896	$145,260	$127,966
Products	10,651	9,496	20,918	18,836
Services	8,663	6,645	16,743	13,017
Investment and other income	1,115	295	1,913	662
Total revenues	92,903	80,332	184,834	160,481
Operating costs
Medical costs	60,268	52,093	120,113	104,616
Operating costs	13,809	11,709	27,434	23,110
Cost of products sold	9,748	8,596	19,153	17,083
Depreciation and amortization	1,021	802	1,991	1,590
Total operating costs	84,846	73,200	168,691	146,399
Earnings from operations	8,057	7,132	16,143	14,082
Interest expense	(828)	(467)	(1,582)	(900)
Earnings before income taxes	7,229	6,665	14,561	13,182
Provision for income taxes	(1,572)	(1,466)	(3,130)	(2,835)
Net earnings	5,657	5,199	11,431	10,347
Earnings attributable to noncontrolling interests	(183)	(129)	(346)	(250)
Net earnings attributable to UnitedHealth Group common shareholders	$5,474	$5,070	$11,085	$10,097
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$5.82	$5.34	$11.77	$10.61
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$6.14	$5.57	$12.39	$11.06
Diluted weighted-average common shares outstanding	940	950	942	952
(a)See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	June 30, 2023	December 31, 2022
Assets
Cash and short-term investments	$46,279	$27,911
Accounts receivable, net	17,952	17,681
Other current assets	25,638	23,477
Total current assets	89,869	69,069
Long-term investments	45,988	43,728
Other long-term assets	144,307	132,908
Total assets	$280,164	$245,705
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$31,947	$29,056
Short-term borrowings and current maturities of long-term debt	6,321	3,110
Other current liabilities	74,713	57,071
Total current liabilities	112,981	89,237
Long-term debt, less current maturities	59,268	54,513
Other long-term liabilities	15,759	15,608
Redeemable noncontrolling interests	4,788	4,897
Equity	87,368	81,450
Total liabilities, redeemable noncontrolling interests and equity	$280,164	$245,705

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended June 30,
	2023	2022
Operating Activities
Net earnings	$11,431	$10,347
Noncash items:
Depreciation and amortization	1,991	1,590
Deferred income taxes and other	(573)	200
Share-based compensation	604	504
Net changes in operating assets and liabilities	13,906	(451)
Cash flows from operating activities	27,359	12,190
Investing Activities
Purchases of investments, net of sales and maturities	(1,574)	(3,366)
Purchases of property, equipment and capitalized software	(1,589)	(1,212)
Cash paid for acquisitions, net	(8,161)	(7,150)
Other, net	(424)	(532)
Cash flows used for investing activities	(11,748)	(12,260)
Financing Activities
Common share repurchases	(5,000)	(5,000)
Dividends paid	(3,284)	(2,908)
Net change in short-term borrowings and long-term debt	7,695	6,162
Other, net	3,320	4,996
Cash flows from financing activities	2,731	3,250
Effect of exchange rate changes on cash and cash equivalents	106	57
Increase in cash and cash equivalents	18,448	3,237
Cash and cash equivalents, beginning of period	23,365	21,375
Cash and cash equivalents, end of period	$41,813	$24,612

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
UnitedHealthcare	$70,231	$62,105	$140,699	$124,700
Optum	56,344	45,082	110,403	88,341
Eliminations	(33,672)	(26,855)	(66,268)	(52,560)
Total consolidated revenues	$92,903	$80,332	$184,834	$160,481
Earnings from Operations
UnitedHealthcare	$4,358	$3,850	$8,701	$7,648
Optum (a)	3,699	3,282	7,442	6,434
Total consolidated earnings from operations	$8,057	$7,132	$16,143	$14,082
Operating Margin
UnitedHealthcare	6.2%	6.2%	6.2%	6.1%
Optum	6.6%	7.3%	6.7%	7.3%
Consolidated operating margin	8.7%	8.9%	8.7%	8.8%

Revenues
UnitedHealthcare Employer & Individual - Domestic	$16,759	$15,567	$33,303	$31,389
UnitedHealthcare Employer & Individual - Global	2,325	2,247	4,488	4,380
UnitedHealthcare Employer & Individual - Total	19,084	17,814	37,791	35,769
UnitedHealthcare Medicare & Retirement	32,440	28,625	65,446	57,725
UnitedHealthcare Community & State	18,707	15,666	37,462	31,206

Optum Health	$23,917	$17,583	$46,921	$34,265
Optum Insight	4,674	3,282	9,170	6,501
Optum Rx	28,646	24,805	56,064	48,716
Optum eliminations	(893)	(588)	(1,752)	(1,141)
(a)Earnings from operations for Optum for the three and six months ended June 30, 2023 included $1,525 and $3,301 for Optum Health; $968 and $1,875 for Optum Insight; and $1,206 and $2,266 for Optum Rx, respectively. Earnings from operations for Optum for the three and six months ended June 30, 2022 included $1,399 and $2,765 for Optum Health; $839 and $1,686 for Optum Insight; and $1,044 and $1,983 for Optum Rx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
Commercial - Domestic:
Risk-based	8,035	8,025	8,045	8,010
Fee-based	19,140	19,325	18,640	18,480
Total Commercial - Domestic	27,175	27,350	26,685	26,490
Medicare Advantage	7,590	7,545	7,105	6,945
Medicaid	8,355	8,380	8,170	7,990
Medicare Supplement (Standardized)	4,330	4,320	4,375	4,355
Total Community and Senior	20,275	20,245	19,650	19,290
Total UnitedHealthcare - Domestic Medical	47,450	47,595	46,335	45,780
Commercial - Global	5,385	5,295	5,360	5,465
Total UnitedHealthcare - Medical	52,835	52,890	51,695	51,245

Supplemental Data
Medicare Part D stand-alone	3,355	3,380	3,295	3,330

OPTUM PERFORMANCE METRICS

	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
Optum Health Consumers Served (in millions)	103	103	102	101
Optum Insight Contract Backlog (in billions)	$31.4	$30.7	$30.0	$23.6
Optum Rx Quarterly Adjusted Scripts (in millions)	381	378	370	357

Note: UnitedHealth Group served 152 million unique individuals across all businesses at June 30, 2023.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)
ADJUSTED NET EARNINGS PER SHARE(a)

	Three Months Ended June 30,		Six Months Ended June 30,		Projected Year Ended December 31,
	2023	2022	2023	2022	2023
GAAP net earnings attributable to UnitedHealth Group common shareholders	$5,474	$5,070	$11,085	$10,097	$22,025 - $22,400
Intangible amortization	398	292	786	573	~1,565
Tax effect of intangible amortization	(100)	(72)	(196)	(141)	~(390)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$5,772	$5,290	$11,675	$10,529	$23,200 - $23,575

GAAP diluted earnings per share	$5.82	$5.34	$11.77	$10.61	$23.45 - $23.75
Intangible amortization per share	0.42	0.31	0.83	0.60	~1.65
Tax effect per share of intangible amortization	(0.10)	(0.08)	(0.21)	(0.15)	~(0.40)
Adjusted diluted earnings per share	$6.14	$5.57	$12.39	$11.06	$24.70 - $25.00
ADJUSTED CASH FLOWS FROM OPERATIONS(a)

	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023
GAAP cash flows from operations	$11,032	$27,359
Add: April CMS premium payments received in March	11,196	—
Less: July CMS premium payments received in June	(11,808)	(11,808)
Adjusted cash flows from operations	$10,420	$15,551
(a)Adjusted net earnings per share and adjusted cash flows from operations are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.
Management believes the use of adjusted cash flows from operations provides investors and management with useful information to compare our cash flows from operations for the current period to other periods, when the Company does not receive its monthly payment from the Centers for Medicare and Medicaid Services (CMS) in the applicable quarter. CMS generally remits their monthly payments on the first calendar day of the applicable month. However, if the first calendar day of the month falls on a weekend or a holiday, CMS has typically paid the Company on the last business day of the preceding calendar month. Adjusted cash flows from operating activities presents operating cash flows assuming all CMS payments were received on the first calendar day of the applicable month.